EXHIBIT 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: December 22, 2003

a.	Aggregate Amount of Collections	$297,617,592.25
	Aggregate Amount of Non-Principal Collections	$2,170,366.52
	Aggregate Amount of Principal Collections	$295,447,225.73
	Pool Balance	$851,587,568.54
	Residual Participation Amount	$351,587,568.54
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	58.71%
	Principal Allocation Percentage	N/A

c.	Total Amount Distributed on Series 2000-1	$566,666.67

d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2000-1	$566,666.67

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00

	Amounts of Reimbursements	$0.00
i.	Monthly Servicing Fee	$709,656.31

	Noteholder Monthly Servicing Fee	$416,666.67

j.	Controlled Deposit Amount	$0.00

k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00

l.	Available Subordinated Amount	$85,961,656.50

m.	Carry-over Amount	$0.00

n.	Reserve Account Balance	$1,750,000.00

o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER 18-Dec-03	Page 1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY
	From	To	Days

Current Interest Period	11/20/2003	12/21/2003	32

Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$876,167,886.31
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$85,961,656.50
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$86,776,322.61
Incremental Subordinated Amount (previous period)	$38,831,117.13

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00

Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00

Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00

1-month LIBOR Rate (annualized)	1.1200000%
Certificate Coupon (annualized)	1.2750%
Prime Rate (annualized)	4.0000000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.2350000%

TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$794,525,900.09
Pool Balance at the Ending of Period	$851,587,568.54
Average Aggregate Principal Balance	$823,056,734.32
Aggregate Principal Collections	$295,447,225.73
New Principal Receivables	$352,508,894.18
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as
Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.49%
Weighted Average Interest Rate	3.51%
Previously waived Monthly Servicing Fee	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)		0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance		$49,760,554.20
Used Vehicle Percentage		5.843%
Used Vehicle Percentage During Last Collection Period		6.161%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance		$32,452,203.31
Largest Dealer Percentage		4.084%

Aggregate Principal Amount of Receivables of Dealers over 2%		$59,083,165.19

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections		$297,617,592.25
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)		$2,170,366.52
Investment Proceeds		$2,483.62
Aggregate Amount of Principal Collections		$295,447,225.73
Asset Receivables Rate		1.320%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)		N/A

PAYMENT RATE INFORMATION
Monthly Payment Rate	35.90%
Previous Collection Period Monthly Payment Rate	47.17%
Monthly Payment Rate 2 collection periods ago	50.50%
3-month Average Payment Rate	44.52%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance		$0.00
Principal Payment Amount		$0.00
Controlled Accumlation Amount		$0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution		$566,666.67
2. Noteholder Monthly Servicing Fee Distribution		$416,666.67
3. Reserve Account Deposit Amount Distribution		$0.00
4. Noteholder Default Amount Distribution		$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)		$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount		$0.00
6. Outstanding Carryover Amount Distribution		$0.00
7. Yield Supplement Account Deposit Amount Distribution		$0.00
8. Previously waived Monthly Servicing Fee Distribution		$0.00

Excess Servicing		$290,972.80

DEFICIENCY AMOUNT
Deficiency Amount		$0.0
Required Subordinated Draw Amount		$0.0

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)		$0.00
Additions in connection with a reduction in Receivables		$0.00
Transfers to Principal Funding Account		$0.00

VW CREDIT, INC. — SERVICER 18-Dec-03	Page 2

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
Summary

	Collections		Accrual	Distribution

From:	20-Nov-03
To:	21-Dec-03
Days:	32
LIBOR Rate	1.1200000%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$85,961,656.50	N/A	$605,961,656.50
1	Series 2000-1	100.00%	$500,000,000.00	$85,961,656.50	104.00%	$605,961,656.50	$500,000,000.00

VW CREDIT, INC. — SERVICER 18-Dec-03	Page 3

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION

Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.510%
Invested Amount	$500,000,000.00	LIBOR	1.120%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.275%
Required Subordinated Amount	$85,961,656.50	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%

First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.235%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$85,961,656.50	$0.00
Floating Allocation Percentage	58.71%	58.71%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$295,447,225.73	$295,447,225.73	N.A.	N.A.
New Principal Receivables	$352,508,894.18	$352,508,894.18	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.

“Pool Factor”		100.00000000%

Ending Balance	$500,000,000.00	$500,000,000.00	$85,961,656.50	$0.00
Floating Allocation Percentage	58.71%	58.71%

Non-Principal Receivables

Non-Principal Collections	$1,274,306.13
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,483.62

VW CREDIT, INC. — SERVICER 18-Dec-03	Page 4

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$86,776,322.61	$95,565,230.44
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$86,776,322.61	$95,565,230.44
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48

(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
( c ) Incremental Subordinated Amount	$38,016,451.02	$38,831,117.13
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00

Available Subordinated Amount	$85,961,656.50	$86,776,322.61

Overconcentration Amount	$59,083,165.19	$56,305,499.13

Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00

Required Non-Principal Distributions

Available Non-Principal Collections	$2,170,366.52	$2,361,818.82
Noteholder Non-Principal Collections	$1,274,306.13	$1,486,307.00
Residual Interestholder Non-Principal Collections	$896,060.39	$875,511.82
Investment Proceeds	$2,483.62	$2,557.94
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$3,922,850.14	$4,114,376.76

Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00

Monthly Servicing Fee	$709,656.31	$662,104.92
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67